UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 14, 2005

BLOCKBUSTER INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street
Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 14, 2005, the Board of Directors of Blockbuster Inc. (“Blockbuster”) approved the Blockbuster Inc. Excess Investment Plan as Amended and Restated, effective January 1, 2005 (the “Amended Excess Plan”). A copy of the Amended Excess Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. All descriptions in this report of the Amended Excess Plan are qualified in their entirety by reference to the provisions set forth in Exhibit 10.1. The Amended Excess Plan amends and restates the Blockbuster Inc. Excess Investment Plan, as amended effective December 10, 2003, which was filed as an exhibit to Blockbuster’s Form 10-K for the year ended December 31, 2003, and as further amended by the Amendment to the Blockbuster Excess Investment Plan, dated as of July 20, 2004, which was filed as an exhibit to Blockbuster’s Form 10-Q for the quarterly period ended September 30, 2004 (the “Prior Excess Plan”).

The principal changes made to the Prior Excess Plan in the Amended Excess Plan are: (1) amendments necessary to bring the Prior Excess Plan into compliance with Section 409A of the Internal Revenue Code as promulgated by the American Jobs Creation Act of 2004 (the “Jobs Act”); and (2) amendments necessary to conform certain provisions of the Prior Excess Plan to the Blockbuster Investment Plan as Amended and Restated, effective January 1, 2006 (the “Amended 401(k) Plan”).

Amendments necessary to bring the Prior Excess Plan into compliance with the Jobs Act include (i) the provision for a six month payment delay for specified employees; (ii) clarification that salary and bonus deferral elections must be made before the beginning of the year preceding the year to which the elections relate and that such elections will apply only to compensation and bonuses paid for services to be performed in that year; (iii) amending references throughout the Prior Excess Plan from “termination of employment” to “separation from service”; (iv) the provision for changes in payment options; provided that a new election may not take effect until at least twelve months after the date of the payment election change, and that payment with respect to the new election must be deferred for at least five years from the date that payment would otherwise have been made; (v) the provision for payment to participants from their accounts to alleviate an “unforeseeable emergency” where the Prior Excess Plan permits payment for “immediate financial emergency”; and (vi) the allowance of delays in payment if necessary to satisfy loan covenant obligations of Blockbuster, Federal securities laws and similar events and conditions.

Amendments necessary to conform certain provisions of the Prior Excess Plan to the Amended 401(k) Plan include (i) the removal of the requirement that matching contributions initially be invested in Blockbuster’s class A common stock and the provision that matching contributions will be considered to be invested in the same funds as the participant’s account in the Amended 401(k) Plan; (ii) the allowance of the allocation of administrative expenses to participants through reduction of their Amended Excess Plan accounts; (iii) the appointment of the Retirement/Investments Committee of the Amended 401(k) Plan as administrator of the Amended Excess Plan; and (iv) the provision that the Retirement/Investments Committee may amend the Amended Excess Plan to the extent that such amendment is administrative in nature and has no material positive or negative cost implications to the Amended Excess Plan or to the extent that such amendment may be required or advisable in order to address a change in applicable law or ensure non-discriminatory administration of the Amended Excess Plan.

The Amended Excess Plan will apply to amounts deferred on or after January 1, 2005, except that the changes necessary to conform the provisions of the Prior Excess Plan to the Amended 401(k) Plan are effective January 1, 2006. The payment provisions of the Prior Excess Plan that were in effect on December 31, 2004 will continue to apply to amounts that were deferred as of December 31, 2004 and earnings on those balances. In addition, effective January 1, 2006, employees will be eligible to participate in the Amended Excess Plan in the year in which the employee earns in total compensation more than the Internal Revenue Code’s qualified plan compensation limit where the Prior Excess Plan provides that an employee initially will be eligible based on salary only.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Blockbuster Inc. Excess Investment Plan as Amended and Restated, effective as of January 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: December 15, 2005	By:	/s/ Larry J. Zine
Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Blockbuster Inc. Excess Investment Plan as Amended and Restated, effective as of January 1, 2005